Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Quarterly Report of Tower Automotive, Inc. (the “registrant”) on Form 10-Q for the three months ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Kathleen Ligocki and James A Mallak, President and Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:
(1) The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.
August 4, 2006

/s/	Kathleen Ligocki
Kathleen Ligocki
President and Chief Executive Officer

/s/	James A. Mallak
James A. Mallak
Chief Financial Officer